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                                                                    EXHIBIT 10.1

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                                BRADY CORPORATION
                              BRADY WORLDWIDE, INC.
                               TRICOR DIRECT, INC.

                   FIRST SUPPLEMENT TO NOTE PURCHASE AGREEMENT

                          Dated as of February 14, 2006

Re:                 $200,000,000 5.30% Series 2006-A Senior Notes
                              Due February 14, 2016

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                                BRADY CORPORATION
                              BRADY WORLDWIDE, INC.
                               TRICOR DIRECT, INC.
                            6555 WEST GOOD HOPE ROAD
                               MILWAUKEE, WI 53223

                                                                     Dated as of
                                                               February 14, 2006

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

      This First Supplement to Note Purchase Agreement (this "Supplement") is among each of BRADY CORPORATION, a Wisconsin corporation (the "Company"), Brady Worldwide, Inc., a Wisconsin corporation ("Brady Worldwide"), and Tricor Direct, Inc., a Delaware corporation ("Tricor Direct" and, together with the Company and Brady Worldwide, the "Obligors"), and the institutional investors named on Schedule A attached hereto (the "Purchasers").

      Reference is hereby made to that certain Note Purchase Agreement dated as of June 28, 2004 (the "Note Purchase Agreement") among the Obligors and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.12 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Obligors and each Additional Purchaser shall execute and deliver a Supplement.

      The Company hereby agrees with the Purchaser(s) as follows:

      1. The Obligors have authorized the issue and sale of $200,000,000 aggregate principal amount of 5.30% Series 2006-A Senior Notes due February 14, 2016 (the "Series 2006-A Notes"). The Series 2006-A Notes, together with the Series 2004-A Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2006-A Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Obligors.

      2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to each Purchaser, and each Purchaser agrees to purchase from

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the Obligors, Series 2006-A Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the Closing Date hereinafter defined.

      3. The sale and purchase of the Series 2006-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on February 14, 2006 or on such other Business Day thereafter on or prior to February 21, 2006 as may be agreed upon by the Obligors and the Purchasers (the "Closing Date"). At the Closing, the Obligors will deliver to each Purchaser the Series 2006-A Notes to be purchased by such Purchaser in the form of a single Series 2006-A Note (or such greater number of Series 2006-A Notes in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Obligors or its order of immediately available funds for the benefit of the Obligors to Account Number 14068619, at M&I Bank, Milwaukee, Wisconsin, ABA Number 075000051, in the Account Name of "Brady Corporation." If, at the Closing, the Obligors shall fail to tender such Series 2006-A Notes to any Purchaser as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

      4. The obligation of each Purchaser to purchase and pay for the Series 2006-A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to the Closing, of the conditions set forth in Sections 2.2 and 4 of the Note Purchase Agreement (other than Sections 4.1 and 4.13 thereof) with respect to the Series 2006-A Notes to be purchased at the Closing with the same force and effect as if each reference to "Series 2004-A Notes" (or words of similar import) set forth therein (and in the related Exhibits) was modified to refer the "Series 2006-A Notes" (or words of similar import) and each reference to "this Agreement" (or words of similar import) therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement and each reference to the "Closing Date" therein was modified to refer to the "Closing Date" as defined herein, and to the following additional conditions:

            (a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the Closing Date and the Obligors shall have delivered to each Purchaser an Officer's Certificate, dated the Closing Date certifying that such condition has been fulfilled.

            (b) Each of the representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct as of the Closing Date and the Subsidiary Guarantors shall have delivered to each Purchaser an Officer's Certificate, dated the Closing Date certifying that such condition has been fulfilled.

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            (c) Contemporaneously with the Closing, the Obligors shall sell to each Purchaser, and each Purchaser shall purchase, the Series 2006-A Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

            (d) Each Purchaser shall have received evidence, in form and substance satisfactory to it, of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by
      Section 23 of the Note Purchase Agreement for the period from the Closing Date through February 14, 2017 (and the prepayment in full of all fees in respect thereof).

      5. On February 14, 2010 and on each February 14 thereafter to and including February 14, 2015, the Obligors will prepay $28,571,429 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 2006-A Notes at par and without payment of Make-Whole Amount or any other premium. The entire unpaid principal amount of the Series 2006-A Notes shall become due and payable on February 14, 2016.

      Upon any partial prepayment of the Series 2006-A Notes pursuant to Section
8.2 of the Note Purchase Agreement or partial purchase thereof pursuant to
Section 8.5 of the Note Purchase Agreement, the principal amount of each required prepayment of the Series 2006-A Notes becoming due under this Section 5 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series 2006-A Notes is reduced as a result of such prepayment or purchase.

      6. The term "Make-Whole Amount" means with respect to a Series 2006-A Note an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Series 2006-A Note, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to a Series 2006-A Note, the principal of the Series 2006-A Note that is to be prepaid pursuant to
      Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of a Series 2006-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2006-A Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of a Series 2006-A Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the

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      Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace such display) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
      (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of a Series 2006-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2006-A Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1 of the Note Purchase Agreement.

            "Settlement Date" means, with respect to the Called Principal of a Series 2006-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to
      Section 12.1 of the Note Purchase Agreement, as the context requires.

      8. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2006-A Notes by such Purchaser.

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      9. The Obligors and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

      The execution hereof shall constitute a contract between the Obligors and the Purchaser(s) for the uses and purposes hereinabove set forth, and this Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                       BRADY CORPORATION

                                       By  /s/ David Mathieson
                                          --------------------------------------
                                          Name:   David Mathieson
                                                --------------------------------
                                          Title:  Vice President & Chief
                                                  Financial Officer
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                                       BRADY WORLDWIDE, INC.

                                       By  /s/ David Mathieson
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                                          Name:   David Mathieson
                                                --------------------------------
                                          Title:  Vice President
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                                       TRICOR DIRECT, INC.

                                       By  /s/ Barbara G. Bolens
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                                          Name:   Barbara G. Bolens
                                                --------------------------------
                                          Title:  Vice President
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